Posting Supplement No. 150 dated March 11, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 365674

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365674	$7,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365674. Member loan 365674 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	MetLife Inc.	Debt-to-income ratio:	19.45%
Length of employment:	1 year 3 months	Location:	spring hill, FL

Home town:	Carver
Current & past employers:	MetLife Inc.
Education:	University of Massachusetts-Dartmouth, University of Maryland-University College

This borrower member posted the following loan description, which has not been verified:

To consolidate credit cards and a private education loan

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,310.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374566

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374566	$10,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374566. Member loan 374566 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Beef O bradys	Debt-to-income ratio:	11.26%
Length of employment:	1 year 2 months	Location:	Miami, FL

Home town:	Tampa
Current & past employers:	Beef O bradys, Beef O Bradys
Education:	Hillsborough Community College

This borrower member posted the following loan description, which has not been verified:

Just finished building and open a few months ago a Family Sports Pub in Miami .This Resturant was built with cash at a cost of $600,000 with no loans I am currently doing about $60.000 a month and doing well .looking to pay off construction and start monies with this loan . Thanks for your time in looking this over .Marleny

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,395.00	Public Records On File:	1
Revolving Line Utilization:	57.80%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 377127

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377127	$8,125	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377127. Member loan 377127 was requested on March 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,000 / month
Current employer:	retired	Debt-to-income ratio:	0.00%
Length of employment:	n/a	Location:	TULAROSA, NM

Home town:	winona
Current & past employers:	retired, wild bills auto wrecking
Education:

This borrower member posted the following loan description, which has not been verified:

I have found a lovely woman in africa and want her here

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	16
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378259

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378259	$5,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378259. Member loan 378259 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	CGI	Debt-to-income ratio:	8.66%
Length of employment:	6 months	Location:	FAIRFAX, VA

Home town:	Feurs
Current & past employers:	CGI
Education:	SUNY at Albany

This borrower member posted the following loan description, which has not been verified:

Need $5,000 personal loan.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,337.00	Public Records On File:	0
Revolving Line Utilization:	56.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379749

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379749	$8,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379749. Member loan 379749 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	eSpindle Learning	Debt-to-income ratio:	20.07%
Length of employment:	5 years	Location:	Sebastopol, CA

Home town:	Frankfurt
Current & past employers:	eSpindle Learning, AromaLand
Education:	DePaul University, Excelsior College, Thomas Edison State College, Technische Universitaet, Freie Universitaet

This borrower member posted the following loan description, which has not been verified:

Let your money work and help kids learn! We need to finance additional development at www.eSpindle.org, a nonprofit organization providing targeted vocabulary and spelling coaching. We earn revenue from memberships and site licenses, and maintain scholarships for disadvantaged students. With this loan we will: --- Pay off our Advanta business credit card debt (rate was ???hijacked??? from 7% to 35% without any reason or notification. If you google Advanta business card you will see that this happened to all Advanta business card holders.) --- Develop options for visitors to enroll and earn rewards without out-of-pocket expense, using Scrip and Affiliate revenue. --- Translate the eSpindle slide show into multiple languages; build a network of local account managers who work with English Language schools. --- Boost our PR efforts, test direct mail campaign. Regarding my credit profile: While it appears as though I owe a relatively large amount of personal debt, this is actually business debt, privately financed. While my low salary would be cause for concern if this were indeed personal debt, it is in this case simply a sign of my commitment to the program. I am very passionate about this program and invest every dollar back into it to make it grow faster. Loaning to eSpindle Learning will be an investment with double return: Not only will your money work for you, but it will also help many kids gain verbal confidence and succeed academically!

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,260.00	Public Records On File:	0
Revolving Line Utilization:	77.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380303

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380303	$5,750	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380303. Member loan 380303 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	American General Finance	Debt-to-income ratio:	18.58%
Length of employment:	3 years 4 months	Location:	Columbus, OH

Home town:	Canton, oh
Current & past employers:	American General Finance
Education:	The Ohio State University

This borrower member posted the following loan description, which has not been verified:

I will use this loan to pay off a high interest credit card. Try as I might, I can't seem to make a dent in it. I have dutifully made on time, larger than minimum payments for years, but the card compnay has refused several times to lower my interest rate. I would like to pay them off and cut up the card.

A credit bureau reported the following information about this borrower member on February 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	28
Revolving Credit Balance:	$6,180.00	Public Records On File:	0
Revolving Line Utilization:	92.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380631

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380631	$5,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380631. Member loan 380631 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,915 / month
Current employer:	United States Air Force	Debt-to-income ratio:	10.46%
Length of employment:	2 years 3 months	Location:	Fort Walton Beach, FL

Home town:
Current & past employers:	United States Air Force
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

I am looking to buy my first home and would like to borrow money for the down payment.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$152.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380661

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380661	$20,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380661. Member loan 380661 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,333 / month
Current employer:	Infinity Designs, Inc.	Debt-to-income ratio:	7.28%
Length of employment:	6 years	Location:	Birmingham, AK

Home town:	Jemison
Current & past employers:	Infinity Designs, Inc., Union Camp
Education:	University of Montevallo

This borrower member posted the following loan description, which has not been verified:

Paying back money to lenders in order to consolidate debt into 1 payment.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	50
Revolving Credit Balance:	$50,381.00	Public Records On File:	0
Revolving Line Utilization:	68.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380664

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380664	$17,050	19.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380664. Member loan 380664 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Zolio,llC	Debt-to-income ratio:	7.29%
Length of employment:	1 year 6 months	Location:	Lyndhurst, OH

Home town:	Lyndhurst
Current & past employers:	Zolio,llC, Franklin & Seidelmann
Education:	Johnson & Wales University-Providence

This borrower member posted the following loan description, which has not been verified:

I am looking to borrow 20,000 over a fix set of months and interest rate to consolidate my high interest credit card debt.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	59
Revolving Credit Balance:	$31,634.00	Public Records On File:	0
Revolving Line Utilization:	65.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 381122

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381122	$20,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381122. Member loan 381122 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	QMS	Debt-to-income ratio:	10.43%
Length of employment:	4 years	Location:	Burbank, CA

Home town:	yerevan
Current & past employers:	QMS, Olympia Medical Center
Education:	Concorde Career College at North Hollywood

This borrower member posted the following loan description, which has not been verified:

to consolidate credit card debt.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	32
Revolving Credit Balance:	$13,693.00	Public Records On File:	0
Revolving Line Utilization:	68.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381126

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381126	$20,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381126. Member loan 381126 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,000 / month
Current employer:	Rainbow Magic Car Wash Inc	Debt-to-income ratio:	12.61%
Length of employment:	2 years 10 months	Location:	College Point, NY

Home town:	Seoul
Current & past employers:	Rainbow Magic Car Wash Inc, Paradise Spa
Education:

This borrower member posted the following loan description, which has not been verified:

I have a credit card which I have had for a very long time and I have never been late on payments. I have a large balance on this card because I was offered a low APR for balance transfers. Well, the last check that I had sent in was apparently ripped up in the mail and it was returned to me making my payment late. However, they charged me a late fee and hiked my APR to an unbelievable rate of 30%. I have gotten the late fee waived but they can do nothing about the APR. I am trying to find ways to save a little here and there and the interest is too much for me right now to handle. Please help!

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$116,893.00	Public Records On File:	0
Revolving Line Utilization:	62.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 381252

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381252	$9,600	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381252. Member loan 381252 was requested on February 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,875 / month
Current employer:	Lake County Schools	Debt-to-income ratio:	15.62%
Length of employment:	1 year 3 months	Location:	Minneola, FL

Home town:	Victorville
Current & past employers:	Lake County Schools
Education:	Middle Tennessee State University

This borrower member posted the following loan description, which has not been verified:

Purchase a boat

A credit bureau reported the following information about this borrower member on February 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	12
Revolving Credit Balance:	$14,929.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381258

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381258	$6,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381258. Member loan 381258 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Sage	Debt-to-income ratio:	9.73%
Length of employment:	5 months	Location:	Phoenix, AZ

Home town:
Current & past employers:	Sage
Education:

This borrower member posted the following loan description, which has not been verified:

I was laid off in early 2008. I figured it would be a good time to convert my IRA to a ROTH since I would be in a lower tax bracket. I never planned to be unemployed for 9 month or to take a 20K pay cut. So I spent more of my savings then I planed being unemployed and was unable to save enough to pay Uncle Sam his share. I currently save about $350 a paycheck (every two weeks). With interests and penalties its cheaper to borrow from a loan shark then to go on a payment plan with Uncle Sam. Since I am smart enough to not borrow from a loan shark I figured I would try here. I pay off my credit card balances every month. I feel my employment is stable. My employer is cutting cost in some areas (not personnel),but is also investing in R&D, I work in the R&D group. My current take home is about $1500 a paycheck. With changes to benefit(s) & costs, starting in April my take home should be about $1600. My current break down of expenses is Mortgage 800 HOA 175 Insurance 90 Cell 35 Internet 45 Electric 125 Food 200 Gas 100 Car 500 Savings 700 Misc 300 Any questions please ask.

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	45
Revolving Credit Balance:	$717.00	Public Records On File:	0
Revolving Line Utilization:	2.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381284

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381284	$14,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381284. Member loan 381284 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	US Air Force	Debt-to-income ratio:	21.21%
Length of employment:	17 years 8 months	Location:	Brockton, MA

Home town:	Washington
Current & past employers:	US Air Force
Education:	Colorado Technical University Online

This borrower member posted the following loan description, which has not been verified:

To consolidate 3 credit cards

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,125.00	Public Records On File:	0
Revolving Line Utilization:	92.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381326

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381326	$11,200	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381326. Member loan 381326 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,400 / month
Current employer:	United Parcel Service	Debt-to-income ratio:	13.59%
Length of employment:	7 years	Location:	PALISADES PARK, NJ

Home town:	dumont
Current & past employers:	United Parcel Service
Education:	New Jersey City University

This borrower member posted the following loan description, which has not been verified:

Paying back relative for money borrowed.

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	81
Revolving Credit Balance:	$3,774.00	Public Records On File:	0
Revolving Line Utilization:	29.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 381335

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381335	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381335. Member loan 381335 was requested on February 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,083 / month
Current employer:	kelly's restaurant	Debt-to-income ratio:	17.70%
Length of employment:	1 year 4 months	Location:	long beach, CA

Home town:	long beach
Current & past employers:	kelly's restaurant, olives gourmet grocer, poggio restaurant
Education:	California Culinary Academy, Long Beach City College

This borrower member posted the following loan description, which has not been verified:

want to consolidate debt and have capital to start a small catering business

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,416.00	Public Records On File:	0
Revolving Line Utilization:	21.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 381406

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381406	$18,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381406. Member loan 381406 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,167 / month
Current employer:	dmc	Debt-to-income ratio:	21.94%
Length of employment:	20 years	Location:	Detroit, MI

Home town:
Current & past employers:	dmc
Education:	Wayne State University

This borrower member posted the following loan description, which has not been verified:

I am looking to obtain a loan to lower my credit card debt which would help me in asking for a lower interest rate and also increase my credit score as I have excellent pay history and my score has been affected by my credit card debt and the credit card companies are not willing to help unless I am behind in my payments. Thank you in advance.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,980.00	Public Records On File:	0
Revolving Line Utilization:	96.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 381435

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381435	$14,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381435. Member loan 381435 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	RNL Biostar Inc	Debt-to-income ratio:	0.32%
Length of employment:	2 years 1 month	Location:	Clarksburg, MD

Home town:	Seoul
Current & past employers:	RNL Biostar Inc, Korea University
Education:	Korea University

This borrower member posted the following loan description, which has not been verified:

I have following debts; 1. Balance from furniture purchase : $4,350 2. Debt from two credit cards : $9,320 The purpose of the loan will be the consolidation of the debts described above.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,926.00	Public Records On File:	0
Revolving Line Utilization:	11.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381466

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381466	$15,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381466. Member loan 381466 was requested on February 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	kone	Debt-to-income ratio:	11.48%
Length of employment:	9 months	Location:	paramus, NJ

Home town:	saddlebrook
Current & past employers:	kone, Van natta Mechanical
Education:

This borrower member posted the following loan description, which has not been verified:

consolidate and erase credit cards

A credit bureau reported the following information about this borrower member on February 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,727.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 381474

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381474	$12,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381474. Member loan 381474 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,084 / month
Current employer:	Pinnacle Data Systems	Debt-to-income ratio:	13.46%
Length of employment:	2 years 4 months	Location:	DORA, AL

Home town:	Jasper
Current & past employers:	Pinnacle Data Systems, SunGard Data Systems
Education:	Bevill State Community College

This borrower member posted the following loan description, which has not been verified:

loan is needed to pay off credit cards that have been cancelled

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,800.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381527

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381527	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381527. Member loan 381527 was requested on February 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	Redford Union School District	Debt-to-income ratio:	19.38%
Length of employment:	4 years	Location:	Redford, MI

Home town:	Ann Arbor
Current & past employers:	Redford Union School District
Education:	Adrian College Graduated, Michigan State University Master's Program Attending

This borrower member posted the following loan description, which has not been verified:

My partner and I are beginning a real estate investment business to take advantage of the extremely low housing costs. I am a full time teacher and my partner, Don, owns his own Carpentry business. We are going to buy foreclosed homes that need a little repair, fix them up and set up lease with option to buy. We have a few customer thats are interested in housing but we are lacking the initial funding to get this project started. All of the houses that we have been looking at are listed below fair market value by at least 50%.

A credit bureau reported the following information about this borrower member on February 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	8
Revolving Credit Balance:	$9,554.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381528

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381528	$8,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381528. Member loan 381528 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Kent Denver School	Debt-to-income ratio:	21.68%
Length of employment:	1 year 8 months	Location:	DENVER, CO

Home town:	Bon Carbo
Current & past employers:	Kent Denver School
Education:	University of Colorado at Boulder, Trinidad State Junior College, University of Colorado Denver

This borrower member posted the following loan description, which has not been verified:

Working through finishing my degree has spurred me to get rid of my credit cards and make a single loan payment as to simplify my budget while I have the added education expense.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,000.00	Public Records On File:	0
Revolving Line Utilization:	82.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381543

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381543	$4,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381543. Member loan 381543 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Royal Caribbean Cruises ltd.	Debt-to-income ratio:	9.96%
Length of employment:	16 years	Location:	DALLAS, GA

Home town:	Dallas
Current & past employers:	Royal Caribbean Cruises ltd., HHL Financial
Education:	Kennesaw State University

This borrower member posted the following loan description, which has not been verified:

I want to pay off some other expenses with this money as a consolidation.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	38
Revolving Credit Balance:	$10,046.00	Public Records On File:	0
Revolving Line Utilization:	77.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 381607

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381607	$5,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381607. Member loan 381607 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	va dept of health	Debt-to-income ratio:	11.67%
Length of employment:	5 years 6 months	Location:	leesburg, VA

Home town:	Copan
Current & past employers:	va dept of health, JRC, Watertown NY
Education:	Northern Virginia Community College

This borrower member posted the following loan description, which has not been verified:

Need a loan to be able to afford a house in my country for my family. There is a very nice, cozy and affordable house near where my parents live and I have thought of helping my parents and siblings back in my country to buy it. The total price for the house is $10,000 and together we have come up with $5000. I would like to do this because it has been our lifetime dream and now that the chance is there to do we don't have the needed resources and that's why I'm turning to the lending club.

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,105.00	Public Records On File:	0
Revolving Line Utilization:	87.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381644

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381644	$19,200	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381644. Member loan 381644 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,125 / month
Current employer:	American CyberSpace	Debt-to-income ratio:	13.76%
Length of employment:	10 years 5 months	Location:	Philadelphia, PA

Home town:	Kampala
Current & past employers:	American CyberSpace, Latham & Watkins, Akin Gump Strauss Hauer & Feld LLP
Education:	State University of New York at Stony Brook, Marist College

This borrower member posted the following loan description, which has not been verified:

Greetings: My name is Pande Wapenyi and the name of my company is American CyberSpace. The purpose of this loan is to expand the website at www.DebtHep.tv. Currently, I have 15 writers producing content for the site. I want to hire between 15 and 20 more content writers on a freelance basis. In order to get the best writers I have to offer a competitive rate for content. I want to offer at least $0.05 per word for blog entries, and at least $0.06 per word for articles. I also want to invest in traffic-promoting tools and activities including article marketing, establishing relationships with related websites, issuing more press releases, etc. How does www.DebtHelp.tv make money? -- Leads for second mortgages, i.e. home equity loans and home equity lines of credit -- New mortgage leads -- Leads for debt consolidation loans -- Debt management leads -- Debt elimination leads -- Credit counseling leads -- leads for prepaid and secured credit cards -- Sales of anchor text links -- Yahoo! Publisher Network pay-per-click ads Projected Earnings By the fourth quarter of 2009, I expect the site to be earning in the range of $300 - $325 per day, based on my 8 years of experience with many other finance-related websites that have similar revenue streams. This is a conservative estimate. How much does it cost to keep the site up? The DEBTHELP.TV domain name is registered until November 2, 2010. It will cost me around $30 per year to renew the registration once it expires next year. The cost of hosting the website is negligible since it resides on a dedicated server with many other sites I own. The DebtHelp.tv domain name was registered on November 2, 2004 by me as a fresh domain name registration. The name is registered at GoDaddy.com. The DebtHelp.tv is fully trusted by all the major search engines. New articles and blog posts are indexed by Google within hours. The specter of a deep and protracted recession continues to loom large over the United States. I expect strong traffic growth for the site during the next 2 years. The unemployment rate is currently 7.6% and most private and public sector economists expect it to rise during 2009. During the week that ended on February 14, 2009, there were 627,000 new claims for unemployment benefits. As of the week that ended on February 7, 2009, there were 4,987,000 Americans collecting unemployment benefits. Source: http://www.dol.gov/opa/media/press/eta/ui/current.htm Thanks for reading and for your consideration.

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$273.00	Public Records On File:	0
Revolving Line Utilization:	0.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 381703

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381703	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381703. Member loan 381703 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	New Dream Network LLC	Debt-to-income ratio:	4.32%
Length of employment:	3 years 5 months	Location:	Brea, CA

Home town:
Current & past employers:	New Dream Network LLC
Education:	UC Santa Barbara

This borrower member posted the following loan description, which has not been verified:

~20K total in medical expenses discovered on emergency procedures that medical insurance did not cover before our marriage. Now we are married I have learned that a debt collector has taken this on. I am working with Original Creditor to pay directly, however only have 8k in cash on hand and do not want to dispose of 401K, paid off cars or other assets to cover this before they try to get a judgment against my wife and totally destroy her credit for 7 years. Ultimately want to save both our credit scores as much as possible so a home purchase is realistic in the coming years. Summary... Amount Requested: $12,000 Combined Annual Income: $85,000 Monthly Rent/Phone/Internet/Utilities: $1760 Outstanding CC Debt: 3.2K@ 0% through Nov this year Assets: 2 Cars are fully paid with combined KBB value of ~25k total . ~20K in retirement assets . 3K coming from class action lawsuit victory in the coming months I do Network Security/Abuse for a top 10 web host, my wife is a part time nursing tech, job security is very strong. We want this debt done as soon as possible to start house down payment saving. The aim is to pay as much as 1K a month (more if wife picks up more work days) . Seeking a 36 month term just to be safe.

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,428.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381737

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381737	$3,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381737. Member loan 381737 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	The Hartford	Debt-to-income ratio:	17.86%
Length of employment:	6 years	Location:	SANFORD, FL

Home town:	New Britain
Current & past employers:	The Hartford, Liberty Mutual Insurance Group
Education:

This borrower member posted the following loan description, which has not been verified:

I have had a once and a lifetime chance to go to Paris for a convention for my religion (I am a Jehovah's Witness). It is something that only happens every few years and you have to be personally invited. Once there I go to a 4 day convention and meet people who are also of my religion from all over the world and get spiritual encouragement. We were only given 3 months to come up with $3500. I have paid some but there is no way I can come up with the difference. I had an unexpected hospital stay this week and I have to pay taxes this year.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	37
Revolving Credit Balance:	$8,817.00	Public Records On File:	0
Revolving Line Utilization:	60.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381738

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381738	$16,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381738. Member loan 381738 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Odyssey IS	Debt-to-income ratio:	19.26%
Length of employment:	1 year	Location:	Frisco, TX

Home town:
Current & past employers:	Odyssey IS, Capgemini, ATA Airlines
Education:	Indiana Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I want to pay off my credit card faster by transferring it to a loan and closing the credit card.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,711.00	Public Records On File:	0
Revolving Line Utilization:	41.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 381760

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381760	$12,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381760. Member loan 381760 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,584 / month
Current employer:	Alief Independent School District	Debt-to-income ratio:	20.40%
Length of employment:	20 years	Location:	Houston, TX

Home town:	Houston
Current & past employers:	Alief Independent School District
Education:	University of Houston-Downtown

This borrower member posted the following loan description, which has not been verified:

I will use this loan to payoff my debt.

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,085.00	Public Records On File:	0
Revolving Line Utilization:	41.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381794

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381794	$6,950	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381794. Member loan 381794 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	RDMc Publishing	Debt-to-income ratio:	23.24%
Length of employment:	13 years	Location:	Fort Worth, TX

Home town:
Current & past employers:	RDMc Publishing, Living the Cross - Executive Director
Education:	Southwestern Baptist Theological Seminary

This borrower member posted the following loan description, which has not been verified:

I have owned and operated RDMc Publishing since 1996. We are a small business publishing company specializing in rare reprints. Our revenue-focus has been orders placed through the internet (this has contributed to 75% of sales). We are in the process of expanding our independent book retailers area. The capital will be used for inventory, publishing seminars, training, and updating equipment. More information about RDMc Publishing can be found at Dun and Bradstreet or at www.RDMcPublishing.com. I would be happy to provide any details needed. I have prepared a media kit that is available upon request. Please email me at richard@rdmcpublishing.com

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,775.00	Public Records On File:	0
Revolving Line Utilization:	47.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381795

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381795	$15,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381795. Member loan 381795 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	General Motors	Debt-to-income ratio:	6.19%
Length of employment:	10 years 8 months	Location:	Buffalo, NY

Home town:
Current & past employers:	General Motors
Education:	Canisius College

This borrower member posted the following loan description, which has not been verified:

I need this loan to consolidate several high interest credit cards. I want to have one bill and completely pay them off in 3 years. Thankyou.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,819.00	Public Records On File:	0
Revolving Line Utilization:	75.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381822

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381822	$3,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381822. Member loan 381822 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Self Employed	Debt-to-income ratio:	1.89%
Length of employment:	16 years	Location:	Kansas City, MO

Home town:	Fremont
Current & past employers:	Self Employed
Education:	Bowling Green State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I have a seasonal business that has me traveling throughout the midwest selling original and one of a kind art work and accessories (i.e. frames, tubes and mattes). I also use the opportunity to sell my skills as an artist in each town I visit. I intend to use the borrowed money to pay for rental fees, travel expenses, maintenance, business cards, brochures and supplies as well as durable equipment such as banners, displays and tents.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	52
Revolving Credit Balance:	$1,188.00	Public Records On File:	0
Revolving Line Utilization:	4.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381825

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381825	$16,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381825. Member loan 381825 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	fremont sheridan properties	Debt-to-income ratio:	5.00%
Length of employment:	12 years 2 months	Location:	skokie, IL

Home town:	Skokie
Current & past employers:	fremont sheridan properties
Education:	High School

This borrower member posted the following loan description, which has not been verified:

I needs fund to for more marketing and expansion.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1974	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$120,503.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 381861

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381861	$5,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381861. Member loan 381861 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	usmc	Debt-to-income ratio:	13.00%
Length of employment:	20 years	Location:	grovetown, GA

Home town:	antioch
Current & past employers:	usmc
Education:	byu-idaho, Defense Language Institute, University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

Small business loan for a startup.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	25
Revolving Credit Balance:	$5,878.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381874

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381874	$18,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381874. Member loan 381874 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,183 / month
Current employer:	Pinnacle West Capital / Arizona Public Service Company (APS)	Debt-to-income ratio:	22.98%
Length of employment:	4 months	Location:	Mesa, AZ

Home town:	St. Joseph
Current & past employers:	Pinnacle West Capital / Arizona Public Service Company (APS), Mesa Air Group
Education:	Collins College

This borrower member posted the following loan description, which has not been verified:

This loan is to consolidate all but one of my credit card debts and one personal loan I have. I have never been delinquent on any payments and have paid off quite a few things in the past such as school loans, car loans and so on. I have a current budget plan in place and am following it. Currently also put a bi-weekly deposit into savings as well as participate in a company funded 401(k). Made a couple stupid young mistakes but now got my head on straight with a good job for a company that everyone has to do business with. I am an IS Security Analyst II for APS in Arizona. We are the largest electric utility in AZ. Was a contractor for over 2 years with my current employer and was recently moved to permanent 4 months ago. Have worked in the same field for over 6 years. Looking to have all major debt paid down within 3 to 5 years.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,182.00	Public Records On File:	0
Revolving Line Utilization:	72.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381877

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381877	$5,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381877. Member loan 381877 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Capstone Properties	Debt-to-income ratio:	13.50%
Length of employment:	4 months	Location:	Gainesville, FL

Home town:	Oaklawn
Current & past employers:	Capstone Properties, US Army
Education:	Santa Fe Community College at Gainesville

This borrower member posted the following loan description, which has not been verified:

I want to get this loan to keep build my credit rating by having an installment loan for the next three years. I took out a loan for $15000 in 2007 for flight school. Currently I owe about $7000 on that loan. My brother was a cosigner on that loan so I want to get rid of that ASAP which will get my brothers credit out of limbo. I have a boat a truck and a Honda civic all paid for. I just sold the boat for $3200 on Ebay and I will be selling my truck that I used to tow the boat since I have no need for that. I should get around $4000 for that since it is a 1999 Chevy Silverado. I just did my taxes and my refund is $2600. With this money I will pay off the rest of my flight school loan and start a savings fund for a down payment on a house. I make $13 an hour as a maintenance supervisor and I go to school full time. I was in the Army and I am currently in the National Guard. The guard pays 100% tuition and my GI Bill pays me $1300 a month to go to school. I have 3 credit cards two are around $300 and one is at $1000. I live with my girlfriend and we split the rent and cell phone bill. My bills for the month are around $800. With the money I will buy a motorcycle for under $10,000 and keep 1-2000 as another emergency fund. I already have $1000 set aside for emergencies. I figured it would be best to buy a motorcycle since insurance is cheap. My credit rating has been in the low 700's and I want it as close to 800 as possible. I rather keep an installment loan to reach that score so I can save money on a mortgage some day. I know investing in other people is a risk but I have paid off every loan early and never missed a payment on any of them. There will always be money available for a payment from my checking account.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	46
Revolving Credit Balance:	$2,109.00	Public Records On File:	0
Revolving Line Utilization:	42.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381982

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381982	$14,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381982. Member loan 381982 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,000 / month
Current employer:	ef hugh foods inc	Debt-to-income ratio:	11.47%
Length of employment:	2 years	Location:	pleasantville, NY

Home town:	albany
Current & past employers:	ef hugh foods inc, pasta cucina
Education:	suny cobleskill

This borrower member posted the following loan description, which has not been verified:

I opened up a new business a few months. I am doing business but did not take into consideration all the misc things that i would need to get me started

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1985	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	50	Months Since Last Delinquency:	10
Revolving Credit Balance:	$10,284.00	Public Records On File:	0
Revolving Line Utilization:	40.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 381987

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381987	$12,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381987. Member loan 381987 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Paoli and Phoenixville Hospitals	Debt-to-income ratio:	14.07%
Length of employment:	5 years 7 months	Location:	Collegeville, PA

Home town:	Piscataway
Current & past employers:	Paoli and Phoenixville Hospitals, Paoli Hospital, Phoenixville Hospital
Education:	Saint Peters Medical Center School of nursing, Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

At the present time I have several credit cards with high interest. I need to consolidate my debt and pay off the credit cards as soon as possible and reduce my interest payment so I can pay more and take myself out of debt. I am a single mother with a 12 year old boy and own my own home. I am an emergency room nurse for 27 years. Being approved for a loan such as this will help stop those high interest payments and allow me to have some breathing room. Secondly I have some personal loan matters to clear up as well as repairs to my home I would like to make such as roof repairs. I appreciate this new avenue for lending. Thank you, sincerely tamarindo.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	33
Revolving Credit Balance:	$14,057.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381990

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381990	$6,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381990. Member loan 381990 was requested on March 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	R and D Circuits	Debt-to-income ratio:	4.80%
Length of employment:	2 years	Location:	Newark, NJ

Home town:	Latacunga
Current & past employers:	R and D Circuits, Panera Bread
Education:	ESPE

This borrower member posted the following loan description, which has not been verified:

For Pay debt and take the rest for my vacations

A credit bureau reported the following information about this borrower member on March 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,030.00	Public Records On File:	0
Revolving Line Utilization:	27.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 382001

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382001	$8,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382001. Member loan 382001 was requested on March 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Self Employed	Debt-to-income ratio:	0.00%
Length of employment:	4 years 3 months	Location:	Truckee, CA

Home town:	San Diego
Current & past employers:	Self Employed, SRI Hosting, Adicio, System4, University of San Diego
Education:	University of San Diego, American School Foundation

This borrower member posted the following loan description, which has not been verified:

I'm working on getting out of debt, and it would be really nice to have a lower interest rate than what I'm currently paying. I am a self-employed web programmer/martial arts instructor working on a start-up business as well. My expenses are very low, and I have been steadily paying off my debt for a year now. The faster I can get it paid off the more comfortable I will feel however, and a low interest loan would do me a world of good. The loan would go 100% toward eliminating my outstanding debt, so that I can worry less about the >15% I'm currently paying and work more on growing my business. My total outstanding debt is $8400.00, $400.00 of which I'll be paying off this month. Any help would be greatly appreciated. Thank you, gabe.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,405.00	Public Records On File:	0
Revolving Line Utilization:	18.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382029

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382029	$16,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382029. Member loan 382029 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Self-employed	Debt-to-income ratio:	3.06%
Length of employment:	2 years	Location:	rancho cordova, CA

Home town:	yuba city
Current & past employers:	Self-employed, self
Education:	California State University-Sacramento (CSUS)

This borrower member posted the following loan description, which has not been verified:

borrowing money to pay off some expenses

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,498.00	Public Records On File:	0
Revolving Line Utilization:	5.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382030

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382030	$12,000	18.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382030. Member loan 382030 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Sarkisyan & Sons Transportation	Debt-to-income ratio:	9.77%
Length of employment:	1 year	Location:	North Hollywood, CA

Home town:	West Los Angeles
Current & past employers:	Sarkisyan & Sons Transportation
Education:	Berkley

This borrower member posted the following loan description, which has not been verified:

We transport cars in need of funding to exercise on more contracts.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,564.00	Public Records On File:	0
Revolving Line Utilization:	84.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 382033

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382033	$13,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382033. Member loan 382033 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	ABLe Communications	Debt-to-income ratio:	14.11%
Length of employment:	5 months	Location:	Keller, TX

Home town:	Toledo
Current & past employers:	ABLe Communications, Soto Salon and Day Spa
Education:	Toledo Academy of Beauty Culture-North

This borrower member posted the following loan description, which has not been verified:

Plastic Surgery

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	51
Revolving Credit Balance:	$4,884.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 382043

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382043	$20,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382043. Member loan 382043 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,450 / month
Current employer:	Kwajalein Range Services	Debt-to-income ratio:	9.76%
Length of employment:	4 years	Location:	Colorado Springs, CO

Home town:	Longview
Current & past employers:	Kwajalein Range Services, BD Systems
Education:	Baker College

This borrower member posted the following loan description, which has not been verified:

Loan to repair home from damages and initiate legal actions against parties responsible for the damages.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382081

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382081	$9,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382081. Member loan 382081 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Louisiana State University	Debt-to-income ratio:	22.45%
Length of employment:	4 years 3 months	Location:	St Francisville, LA

Home town:	Wilkensburg
Current & past employers:	Louisiana State University, La Porte Independent School District, Texas City Independent School District, Goose Creek Independent School District, Cypress Fairbanks Independent School District
Education:	Louisiana State University and Agricultural & Mechanical College (LSU), Stephen F Austin State University, Lee Junior College, University of St Thomas of Houston

This borrower member posted the following loan description, which has not been verified:

I am about to have my first child and I have credit card debt that I wish to consolidate. I am tired of paying high interest rates. I am not late on my payments but I have too many credit cards that I cannot seem to get ahead.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,820.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382085

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382085	$15,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382085. Member loan 382085 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Kingston City Schools Consolidated	Debt-to-income ratio:	12.25%
Length of employment:	9 years 7 months	Location:	Stone Ridge, NY

Home town:	Stone Ridge
Current & past employers:	Kingston City Schools Consolidated
Education:	SUNY New Paltz

This borrower member posted the following loan description, which has not been verified:

My wife and I just finished building our new home. In the process, we had to put in an unexpected water system, dig a much deeper well, fire a plumber who ran off with some of our money, and in general missed our budget by about $15,000. At this time we are at the maximum of our loan value for the house and land, especially since we're not in the greatest of markets at this time. We want to use the money to pay off a couple of our credit cards we ran up somewhat and finish paying off our builder.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,761.00	Public Records On File:	0
Revolving Line Utilization:	92.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 382086

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382086	$4,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382086. Member loan 382086 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Kansas State University	Debt-to-income ratio:	9.73%
Length of employment:	6 years	Location:	Manhattan, KS

Home town:	Iowa City
Current & past employers:	Kansas State University, Meadowlark Hills, On the Border, Brinker Intl.
Education:	Kansas State University

This borrower member posted the following loan description, which has not been verified:

I have a very small amount of credit card debt I would like to pay off. I also need to pay the tuition for my classes this semester so I can graduate in May. I am entertaining several job offers right now for when I graduate that will be starting in June- and the expected salary will be between 40-50 k, so I will have no trouble paying off a loan. I also am moving in with my mom, so the only expense I will have is paying off my loan.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13.00	Public Records On File:	0
Revolving Line Utilization:	1.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382138

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382138	$8,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382138. Member loan 382138 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$2,254 / month
Current employer:	Crown-Kerasotes Show-ASI Security	Debt-to-income ratio:	6.26%
Length of employment:	16 years	Location:	CHICAGO, IL

Home town:	Chicago
Current & past employers:	Crown-Kerasotes Show-ASI Security
Education:	Oakton

This borrower member posted the following loan description, which has not been verified:

to pay credit cards and help my parents

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	12
Revolving Credit Balance:	$7,974.00	Public Records On File:	0
Revolving Line Utilization:	91.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382171

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382171	$3,600	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382171. Member loan 382171 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	St Anthony Hospital	Debt-to-income ratio:	2.23%
Length of employment:	2 years 8 months	Location:	War Acres, OK

Home town:	Kingston
Current & past employers:	St Anthony Hospital
Education:	University of Central Oklahoma

This borrower member posted the following loan description, which has not been verified:

Putting up a new fence.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	24
Revolving Credit Balance:	$4,449.00	Public Records On File:	0
Revolving Line Utilization:	67.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 382189

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382189	$10,925	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382189. Member loan 382189 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Greek Peak ski resort	Debt-to-income ratio:	19.29%
Length of employment:	1 year	Location:	Ithaca, NY

Home town:	cleveland
Current & past employers:	Greek Peak ski resort
Education:	University of Vermont (UVM)

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate high rate credit cards

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,216.00	Public Records On File:	0
Revolving Line Utilization:	11.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 382214

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382214	$18,600	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382214. Member loan 382214 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	CNH	Debt-to-income ratio:	8.77%
Length of employment:	11 years 6 months	Location:	Grafton, WI

Home town:	Milwaukee
Current & past employers:	CNH
Education:	Valparaiso University, Ball State University

This borrower member posted the following loan description, which has not been verified:

I am on a mission to pay off my card for good. Watching the interest rates increasing even though I am always on time with payments has become frustrating as I feel like I am never going to get ahead even when I make large payments. I would rather have the money go to my young children's college funds rather than high interest. This card is going in the shredder after it's paid off, never again will I be at the mercy of these companies who raise interest rates on card holders who are in good standing with excellent credit ratings. Never again.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,874.00	Public Records On File:	0
Revolving Line Utilization:	90.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382226

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382226	$6,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382226. Member loan 382226 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Arthur J. Gallagher	Debt-to-income ratio:	15.36%
Length of employment:	4 years	Location:	ATLANTA, GA

Home town:	Jackson
Current & past employers:	Arthur J. Gallagher, M&M Properties, Powerscore, Inc.
Education:	University of Mississippi Main Campus- BA, University of Mississippi School of Law- JD

This borrower member posted the following loan description, which has not been verified:

Would like to consolidate some high interest credit card debt.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	70
Revolving Credit Balance:	$7,102.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382245

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382245	$9,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382245. Member loan 382245 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,458 / month
Current employer:	BASF Chemical Company	Debt-to-income ratio:	18.83%
Length of employment:	2 years	Location:	baton rouge, LA

Home town:
Current & past employers:	BASF Chemical Company
Education:

This borrower member posted the following loan description, which has not been verified:

race track only motorcycle. Not street Legal

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,575.00	Public Records On File:	0
Revolving Line Utilization:	23.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 382252

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382252	$20,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382252. Member loan 382252 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Westward Pharmaceutical	Debt-to-income ratio:	13.64%
Length of employment:	9 years 1 month	Location:	Howell, NJ

Home town:	Edison
Current & past employers:	Westward Pharmaceutical
Education:	Upstate medical university

This borrower member posted the following loan description, which has not been verified:

My request is to consolidate my credit card debt and pay off in 3 years term.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,649.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382259

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382259	$6,500	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382259. Member loan 382259 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$2,666 / month
Current employer:	American Energy	Debt-to-income ratio:	3.75%
Length of employment:	3 months	Location:	COLORADO SPRINGS, CO

Home town:	Tyler
Current & past employers:	American Energy, Garland ISD
Education:	The University of Texas at Tyler

This borrower member posted the following loan description, which has not been verified:

School expenses for a technical college that doesn't accept financial aid from outside sources

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	60
Revolving Credit Balance:	$883.00	Public Records On File:	0
Revolving Line Utilization:	13.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382260

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382260	$20,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382260. Member loan 382260 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Sales Management	Debt-to-income ratio:	11.68%
Length of employment:	2 years	Location:	BRASELTON, GA

Home town:	Gainesville
Current & past employers:	Sales Management
Education:	VSU

This borrower member posted the following loan description, which has not been verified:

Moving this summer, paying down debt and moving towards the economy recovering this fall and into the spring of 2010. We are down grading our living expenses and moving into a new school zone. 2- kids age 8 and 11. I have a good job and I can make the monthly payments. Thank you in advance for your help!

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	28
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382262

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382262	$8,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382262. Member loan 382262 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	UW-Madison	Debt-to-income ratio:	12.29%
Length of employment:	8 months	Location:	MILTON, WI

Home town:	St. Paul
Current & past employers:	UW-Madison, College of St. Catherine, Wells Fargo BPS
Education:	College of St. Catherine, Hamline University

This borrower member posted the following loan description, which has not been verified:

Requesting funds for purchase of a boat.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	79
Revolving Credit Balance:	$4,506.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 382267

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382267	$10,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382267. Member loan 382267 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Falmouth Inn	Debt-to-income ratio:	15.60%
Length of employment:	46 years	Location:	Falmouth, MA

Home town:
Current & past employers:	Falmouth Inn
Education:

This borrower member posted the following loan description, which has not been verified:

Surgery for a friend

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,542.00	Public Records On File:	0
Revolving Line Utilization:	49.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382276

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382276	$16,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382276. Member loan 382276 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	Law Offices of Tina D. Varjian	Debt-to-income ratio:	17.80%
Length of employment:	10 months	Location:	Valley Village, CA

Home town:	Los Angeles
Current & past employers:	Law Offices of Tina D. Varjian, Lewis Brisbois Bisgaard & Smith
Education:	University of Southern California, Pepperdine University

This borrower member posted the following loan description, which has not been verified:

My grandmother is 87 years old and has dementia I would like her to live out her years comfortably which means having a caretaker that is 24/7 living with her. The funds will be used for a caregiver and relieve my mom of additional burdens.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,177.00	Public Records On File:	0
Revolving Line Utilization:	20.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382307

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382307	$7,500	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382307. Member loan 382307 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,000 / month
Current employer:	chrysler	Debt-to-income ratio:	20.48%
Length of employment:	30 years	Location:	chesterfield, MI

Home town:	mt. clemens
Current & past employers:	chrysler, chrysler
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

I would like to refinance a credit card at a better interest rate

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52,029.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 382314

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382314	$5,200	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382314. Member loan 382314 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,208 / month
Current employer:	Protiviti	Debt-to-income ratio:	9.17%
Length of employment:	3 years 5 months	Location:	Chicago, IL

Home town:	Cleveland
Current & past employers:	Protiviti
Education:	Loyola College in Maryland

This borrower member posted the following loan description, which has not been verified:

I racked up credit card debt during one reckless year when I moved to Chicago. I would now like to take responsibility and pay it off completely. My husband has added the incentive of a puppy if I do so (so I could have titled this "I would like a puppy"). More importantly, though, I would like to prove to him, as well as to myself, that I can take control of my finances. I will appreciate any assistance that is offered and will take the obligation very seriously. Thank you!

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	31
Revolving Credit Balance:	$5,229.00	Public Records On File:	0
Revolving Line Utilization:	15.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382322

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382322	$5,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382322. Member loan 382322 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	GE Transportation	Debt-to-income ratio:	24.07%
Length of employment:	7 months	Location:	ERIE, PA

Home town:	cambridge springs
Current & past employers:	GE Transportation
Education:

This borrower member posted the following loan description, which has not been verified:

plan on buying a car that i want to fix it up and restore it

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	16
Revolving Credit Balance:	$4,305.00	Public Records On File:	0
Revolving Line Utilization:	56.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 382340

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382340	$17,525	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382340. Member loan 382340 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,910 / month
Current employer:	dennys spin n win	Debt-to-income ratio:	16.60%
Length of employment:	3 years 6 months	Location:	ashtabula, OH

Home town:	Conneaut
Current & past employers:	dennys spin n win, st. vincents medical center, goodwill industries, community action services, consolidated delivery and logiticis
Education:	Kent State University-Ashtabula Campus

This borrower member posted the following loan description, which has not been verified:

With this loan I would pay off my high interest debts, some are presently at 23%. It would allowed to repaid my in a shorter time and result in large savings in interest and monies paid in payments. I would pay off CitiFin pay off 5500 auto 3400 per loan 2000 lowes 1500 carecredit 1300 cit 900 I own my home valued at 109,000 as of 09/2008 with a balance 62000

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,979.00	Public Records On File:	1
Revolving Line Utilization:	36.10%	Months Since Last Record:	82
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 382360

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382360	$10,200	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382360. Member loan 382360 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,666 / month
Current employer:	wells fargo	Debt-to-income ratio:	17.44%
Length of employment:	3 years	Location:	SAINT GEORGE, UT

Home town:	Merced
Current & past employers:	wells fargo, el gallo
Education:	Brigham Young University

This borrower member posted the following loan description, which has not been verified:

I am looking to buy vending machines. I have been working them for 9 months and they produce 500-800 dollars per month. I have been making payments on a private note of 700 per month. My private loan is offering to forgive some principal if I can get a lump sum soon.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	27
Revolving Credit Balance:	$113,482.00	Public Records On File:	0
Revolving Line Utilization:	89.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 382368

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382368	$7,500	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382368. Member loan 382368 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,413 / month
Current employer:	Denver Health	Debt-to-income ratio:	6.76%
Length of employment:	n/a	Location:	Denver, CO

Home town:	Denver
Current & past employers:	Denver Health, Clinica Campesina
Education:	University of Colorado at Denver and Health Sciences Center, Metropolitan State College of Denver

This borrower member posted the following loan description, which has not been verified:

Loan is for vacation in May and home improvements including painting.

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	37
Revolving Credit Balance:	$9,463.00	Public Records On File:	0
Revolving Line Utilization:	83.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382380

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382380	$18,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382380. Member loan 382380 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,117 / month
Current employer:	Avian Realty	Debt-to-income ratio:	10.91%
Length of employment:	2 years 8 months	Location:	Palatine, IL

Home town:	Sofia
Current & past employers:	Avian Realty
Education:	New Bulgarian University

This borrower member posted the following loan description, which has not been verified:

I received some news from my daughter last week that she is getting married..We've had a fight and i told her that I'm against it and I'm not going to help her. After reconsideration on my side i decided that is about time that i start respecting her decisions and that i actually am going to help. I love her so much. She is my only child. The groom is going to take care of almost all expenses, but as a bride's mother i have expenses too. That is the reason for the loan.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,241.00	Public Records On File:	0
Revolving Line Utilization:	21.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 382400

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382400	$5,750	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382400. Member loan 382400 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$1,333 / month
Current employer:	fantastic sams	Debt-to-income ratio:	12.60%
Length of employment:	1 year 5 months	Location:	San jose, CA

Home town:	Maylasia
Current & past employers:	fantastic sams, Faderz Salon, Imagine Salon
Education:	San Jose City College, Evergreen Valley College

This borrower member posted the following loan description, which has not been verified:

The reason for this loan is for me to pay off my credit cards with the higher interest rate. I would like to have one simple payment per month with a lower annual interest rate.

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,560.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382406

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382406	$1,500	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382406. Member loan 382406 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,100 / month
Current employer:	Halliburton Energy Services	Debt-to-income ratio:	17.65%
Length of employment:	4 years	Location:	LA PLACE, LA

Home town:	Memphis
Current & past employers:	Halliburton Energy Services
Education:

This borrower member posted the following loan description, which has not been verified:

Buying parts and restoring a 1957 Chevy

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,140.00	Public Records On File:	0
Revolving Line Utilization:	55.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382413

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382413	$6,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382413. Member loan 382413 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,100 / month
Current employer:	CISCO Chemicals	Debt-to-income ratio:	14.75%
Length of employment:	2 months	Location:	Lilburn, GA

Home town:	Lilburn
Current & past employers:	CISCO Chemicals, Joe Tools
Education:	University of Georgia

This borrower member posted the following loan description, which has not been verified:

Trading in current motorcycle, sport bike, for this new motorcycle loan, cruiser. I have never missed a payment on any of my loans.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,184.00	Public Records On File:	0
Revolving Line Utilization:	58.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 382421

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382421	$12,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382421. Member loan 382421 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Wilkes Barre Twp Police	Debt-to-income ratio:	13.73%
Length of employment:	12 years	Location:	Wilkes Barre, PA

Home town:	Berwick
Current & past employers:	Wilkes Barre Twp Police, Sears Holdings Corporation
Education:	Lackawanna College

This borrower member posted the following loan description, which has not been verified:

Request above amount to consolidate 5 debts into 1 then canceling accounts with this creditors.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,101.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 382432

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382432	$12,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382432. Member loan 382432 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	HKS Inc.	Debt-to-income ratio:	14.21%
Length of employment:	4 years	Location:	LONGWOOD, FL

Home town:	Fort Meade
Current & past employers:	HKS Inc.
Education:	Florida Institute of Technology at Melbourne

This borrower member posted the following loan description, which has not been verified:

Hi everyone, The purpose of this loan request is to consolidate my two credit card accounts and then close them. I have a card with WAMU and Chase respectively, and so the terms of their cards have change quite a bit. Additionally I would really like the opportunity to have a fixed team loan with a regular payment and fixed payment date. Thank you very much!

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	53
Revolving Credit Balance:	$8,664.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382446

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382446	$10,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382446. Member loan 382446 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,667 / month
Current employer:	Jetyd Inc	Debt-to-income ratio:	1.09%
Length of employment:	2 years	Location:	Garfield, NJ

Home town:	Garfield
Current & past employers:	Jetyd Inc, Seals Eastern Inc, New Jersey Institute of Technology
Education:	New Jersey Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I am looking at buying a used car. I am not eligible to take out a car loan because the vehicle is older than 2002.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,922.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382465

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382465	$7,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382465. Member loan 382465 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	High Point Group	Debt-to-income ratio:	3.18%
Length of employment:	8 years	Location:	Hopewell JCT, NY

Home town:	Detroit
Current & past employers:	High Point Group, Rlanneo Furniture INC
Education:	University of Michigan

This borrower member posted the following loan description, which has not been verified:

I am in the retail liquidation-consolidation business, and business has never been better. I am looking for a loan totaling $20000.00 to add to my current investment of $32000.00 this loan will be coupled with the current funds to purchase a large allotment of new high end furnishings including electronics. There is a tremendous amount of great stock available on the high end market for brokers such as myself. I am able to buy an average unit for between 18 to 24 cents on the dollar, and resell at a minimum of 85 cents and a max of 98 cents on the dollar. This allows for a very comfortable profit to be made in a very short period of time, average unit sale takes 2 months. I have been in the consolidation business for 8 years and have never seen a market like this, and don?t believe I ever will again so time is of the essence. I am very excited to be using this lending forum for the first time, and look forward to investing some of my profits from my next deal and helping more Lending Club members such as myself.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,222.00	Public Records On File:	0
Revolving Line Utilization:	44.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 382466

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382466	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382466. Member loan 382466 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	COMBINED COMPUTER RESOURCES	Debt-to-income ratio:	13.14%
Length of employment:	2 years	Location:	BRICK, NJ

Home town:	New Brunswick
Current & past employers:	COMBINED COMPUTER RESOURCES, MICHAEL PAGE INTERNATIONAL
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidations and auto

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	33
Revolving Credit Balance:	$2,897.00	Public Records On File:	0
Revolving Line Utilization:	33.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382507

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382507	$4,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382507. Member loan 382507 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Lakeside House Inc.	Debt-to-income ratio:	24.88%
Length of employment:	18 years	Location:	Lake Placid, NY

Home town:	Saranac Lake
Current & past employers:	Lakeside House Inc.
Education:	North Country Community College

This borrower member posted the following loan description, which has not been verified:

I want to pay off my credit cards with high balances. Approximately 4000.00

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,860.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 382531

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382531	$20,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382531. Member loan 382531 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,125 / month
Current employer:	Department of Homeland Security (DHS)	Debt-to-income ratio:	4.44%
Length of employment:	8 months	Location:	Bloomington, MN

Home town:
Current & past employers:	Department of Homeland Security (DHS), US Air Force, US Navy
Education:	Minnesota State University-Moorhead

This borrower member posted the following loan description, which has not been verified:

I have been trying to obtain a loan to buy a farm. I currently have a purchase agreement with the owner for $288,500 (203 acres with 132 tillable and a home and outbuildings included). I have saved $50,000 for a cash down payment. I thought that since this was well over 10% of the purchase price, that I would be in a good situation. Every bank I have contacted has told me that I need at least 25%-40% cash down. I have tried to obtain a loan through FSA. I grew up on a farm and therefore have plenty of farming experience. However, their new requirements need me to show at least 3 years proof of farming within the last 10. This is problematic. Although I have gone home and farmed with my father, I have never asked for any monetary compensation and therefore do not have schedule Fs or any proof of sales in my name. When I turned 18, I joined the US Navy for 4 years. Afterwards, I joined the Air National Guard and went to college on the GI Bill for 4 years to get my BA degree. I went home every summer that I was not deployed with the military. I am currently serving my 7th year (I just re-enlisted for another 6 and plan on serving my 20). But being that I had my GI Bill and earned enough money to survive, I never asked for compensation from my father. I am not one to try to use my veteran status to get ahead, but I even wrote to my congressman to see if I could somehow obtain a waiver for the "proof of farming," since being in the military is the main reason I don't have the documentation needed for the FSA loan. I currently have a very good job with the Department of Homeland Security and will continue to work full-time with them. My father has rented the land I want to buy for the last 5 years and it takes about 2 weekends time to farm. I have met with Farm Business Management, and they have done the cashflow for me. It is plain as day that I can afford to pay for this loan out of pocket from my earnings with my government job, but the farm also produces income. The problem is the large down payment requirement. I feel like I am in an excellent situation for a loan. I have $50,000 saved and no real debts. (Of course I have monthly payments for things like electric bills, cell phones, and normal living expenses, etc.) I owned a home in the city I went to college. I sold it after 5 years and was able to use the money from the sale and my military deployments to pay off all debts and generate a nice nest egg. I currently rent an apartment because I do not want to live in this city forever and am hoping for a transfer closer to this farm in 3 years.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$567.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382545

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382545	$16,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382545. Member loan 382545 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,875 / month
Current employer:	n/a	Debt-to-income ratio:	21.70%
Length of employment:	n/a	Location:	irwin, PA

Home town:
Current & past employers:
Education:	Penn State

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate all debts into one conveninet low payment.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1972	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	43
Revolving Credit Balance:	$15,354.00	Public Records On File:	0
Revolving Line Utilization:	35.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 382547

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382547	$6,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382547. Member loan 382547 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,042 / month
Current employer:	P.M.A.M.	Debt-to-income ratio:	4.08%
Length of employment:	1 year 5 months	Location:	Gaithersburg, MD

Home town:	Gaithersburg
Current & past employers:	P.M.A.M.
Education:	University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

I am a 25 year old hoping to get a loan for a used motorcycle. I sold my previous motorcycle last fall and have been regretting it ever since! I would love to get back on the road on two wheels now that Spring is almost here and I hope with your help it will be possible. I am financially responsible as you can see by my loan grade. My previous motorcycle was also financed and I never missed or was late on payments. That loan had been paid in full a month before I sold the bike. Here is a breakdown of my income and expenses to get a better idea of what you are investing in: NET monthly income: $2,800 Expenses- Rent- $800 (utilities included) Student loan- $120 Car Insurance - $80 Cell phone - $40 Food - $200 Gas - $150 Entertainment - $150 Leftover- $1,260 If you are looking for a secure investment, this is it. Please help me get back on 2 wheels and you will see a nice return on your money as a result! Thanks for reading!

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,014.00	Public Records On File:	0
Revolving Line Utilization:	25.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382549

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382549	$11,100	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382549. Member loan 382549 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	new england lining supply	Debt-to-income ratio:	17.71%
Length of employment:	1 year 5 months	Location:	Pawtucket, RI

Home town:
Current & past employers:	new england lining supply
Education:

This borrower member posted the following loan description, which has not been verified:

business loan

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,872.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382609

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382609	$6,700	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382609. Member loan 382609 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,017 / month
Current employer:	Citysearch	Debt-to-income ratio:	14.21%
Length of employment:	2 years	Location:	Miami Beach, FL

Home town:	New York
Current & past employers:	Citysearch, Citysearch
Education:	Fashion Institute of Technology (FIT)

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate 4 of my credit cards to have a better and lower monthly rate.

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	72
Revolving Credit Balance:	$53,683.00	Public Records On File:	0
Revolving Line Utilization:	74.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382649

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382649	$3,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382649. Member loan 382649 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	retired	Debt-to-income ratio:	18.58%
Length of employment:	n/a	Location:	pennsgrove, NJ

Home town:
Current & past employers:	retired, Department of Education (ED)
Education:	Rowan University

This borrower member posted the following loan description, which has not been verified:

I would like to pay off a few higher interest loans. Thank you.

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$71,161.00	Public Records On File:	0
Revolving Line Utilization:	60.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382651

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382651	$9,325	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382651. Member loan 382651 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Arctic Transportation Services	Debt-to-income ratio:	18.58%
Length of employment:	8 years 5 months	Location:	nome, AK

Home town:	Stephenville
Current & past employers:	Arctic Transportation Services, Bering Air
Education:	Texas Aero Tech

This borrower member posted the following loan description, which has not been verified:

I have started a aircraft paint shop and aircraft maintenance shop. I have capital to work but need money to purchase more equipment. I need a EPA certified paint booth to paint small parts and flight control surfaces. It`s cost is $11,000.00 and doubles as a powder coating booth. I also need a steam pressure washer and waist water vacuum system. It`s cost is $6000.00. The balance would be used for technical manuals which are very expinsive. Iv`e been in the aviation field since 1985. I hold A&P and IA certificates which allow me to do all aspects of maintenance, inspection and modification. My painter has 23 years experiance and does a first rate job. I have nearly all the tools and equipment I need. The addition of this equipment would cut my labor cost and provide a more quality finished product which will bring more business to my door.

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$67,614.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382672

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382672	$20,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382672. Member loan 382672 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	scholastic uniforms	Debt-to-income ratio:	19.12%
Length of employment:	5 years	Location:	brooklyn, NY

Home town:	brooklyn
Current & past employers:	scholastic uniforms, independence community bank
Education:	CUNY Brooklyn College

This borrower member posted the following loan description, which has not been verified:

credit card debt

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,729.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 382687

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382687	$6,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382687. Member loan 382687 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	St. Lucie County School Board	Debt-to-income ratio:	23.77%
Length of employment:	1 year 2 months	Location:	Port St Lucie, FL

Home town:	Peekskill
Current & past employers:	St. Lucie County School Board, St. Lucie County School Board
Education:	Florida Atlantic University

This borrower member posted the following loan description, which has not been verified:

I am currently seeking to consolidate my credit card debt into one monthly payment, at a lower interest rate.

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,581.00	Public Records On File:	0
Revolving Line Utilization:	39.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382694

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382694	$16,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382694. Member loan 382694 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$37,500 / month
Current employer:	Kaiser Permanente	Debt-to-income ratio:	9.66%
Length of employment:	2 years 6 months	Location:	San Marino, CA

Home town:	Walnut Creek
Current & past employers:	Kaiser Permanente
Education:	University of Michigan, University of Pennsylvania, Harvard University

This borrower member posted the following loan description, which has not been verified:

I am undertaking a fairly large home improvement project: add a master suite, 2 bathrooms, and expand the family room. The total cost of this project is about $200K. I am putting in $175K of my own funds. The current value of the home is $1.2M. Like many people these days, I don't have much equity in my home from which to borrow. I have been having trouble borrowing from traditional financial institutions. I hope Lending Club can help. I have been continuously employed in the same profession since finishing graduate school 16 years ago. Monthly income is over $35,000. Monthly mortgage payment $6500. Monthly auto payment $592. Other monthly debt payment $2000.

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$255,805.00	Public Records On File:	0
Revolving Line Utilization:	20.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 382696

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382696	$10,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382696. Member loan 382696 was requested on March 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	USDA Farm Service Agency	Debt-to-income ratio:	21.69%
Length of employment:	14 years	Location:	McIntosh, SD

Home town:	Hettinger
Current & past employers:	USDA Farm Service Agency, Self Meat Goat Rancher
Education:	Western Dakota Vo Tec, Eastern Wyoming College, South Dakota State University

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my credit card loans that i am paying high interest rates.

A credit bureau reported the following information about this borrower member on March 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	28
Revolving Credit Balance:	$17,742.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382709

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382709	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382709. Member loan 382709 was requested on March 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	american insulated wire	Debt-to-income ratio:	3.84%
Length of employment:	22 years	Location:	Pawtucket, RI

Home town:
Current & past employers:	american insulated wire
Education:

This borrower member posted the following loan description, which has not been verified:

home improvement

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,665.00	Public Records On File:	0
Revolving Line Utilization:	17.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382739

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382739	$8,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382739. Member loan 382739 was requested on March 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	Alacriti, Inc	Debt-to-income ratio:	11.44%
Length of employment:	1 year 5 months	Location:	North Brunswick, NJ

Home town:
Current & past employers:	Alacriti, Inc, Loehmann's
Education:	Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

Will be used to pay off high interest credit cards. I'm a college graduate who has been working at an IT company for over a year. I went into the work force as soon as I graduated because I wanted to get a jump start on my career. I'm currently a part time worker but have been offered a full time position with the company and will be a full time employee starting in May =) I love my job and career path I have chosen. Everything is going smoothly, except for the debt aspect. As a student I managed to accrue some debt. I had classes, books, et... to pay for and the credit cards were my means of funding. Unfortunately, the interest rates have skyrocketed and I just can't seem to be able to pay it down. I always pay more than the minimum required but it does not seem to make a dent. One credit card has a large balance and a very high interest rate and more than 1/2 of the monthly payment is wiped out by the interest rate fee. Please help me stop this vicious cycle. I am a responsible individual with good credit history, always pay on time and a stable job. My income will increase starting in May and even now there is no problems with me making the required monthly payments at all. I just need some help in getting myself on my feet and charging into a brighter future. Please consider me for this loan and I will be extremely grateful. Thank you.

A credit bureau reported the following information about this borrower member on March 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,389.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 382766

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382766	$3,400	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382766. Member loan 382766 was requested on March 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,648 / month
Current employer:	USAF	Debt-to-income ratio:	9.67%
Length of employment:	3 years 11 months	Location:	TOLLAND, CT

Home town:	Vernon
Current & past employers:	USAF, Frank-Lin Pizza & Giant Grinders, Journal Inquirer
Education:	Manchester Community College, Defense Language Institute, American Military University, Community College of the Air Force (CCAF), United States Air Force Academy (USAFA)

This borrower member posted the following loan description, which has not been verified:

I am looking to pay off some credit card bills following a car accident and paying one loan instead of the several cards would be easier. Additionally, I will be purchasing the Korean Won at a favorable exchange rate as an investment.

A credit bureau reported the following information about this borrower member on March 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,967.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382794

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382794	$15,000	18.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382794. Member loan 382794 was requested on March 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,167 / month
Current employer:	luxury maids inc	Debt-to-income ratio:	0.00%
Length of employment:	10 years	Location:	duluth, GA

Home town:	Chicago
Current & past employers:	luxury maids inc
Education:	Pasadena City College

This borrower member posted the following loan description, which has not been verified:

major improvement in home and some credit card pay off.

A credit bureau reported the following information about this borrower member on March 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$543.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 382802

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382802	$9,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382802. Member loan 382802 was requested on March 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Fairfield Residential	Debt-to-income ratio:	16.45%
Length of employment:	9 months	Location:	ABINGTON, MA

Home town:	Whitman
Current & past employers:	Fairfield Residential
Education:	University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

I want to pay off all credit cards in one monthly payment. I think it is more beneficial for accounting purposes. I also want to see that the debt is going to be paid off within a specified term.

A credit bureau reported the following information about this borrower member on March 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,614.00	Public Records On File:	0
Revolving Line Utilization:	66.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 382823

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382823	$12,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382823. Member loan 382823 was requested on March 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	ritz carlton	Debt-to-income ratio:	11.18%
Length of employment:	10 years	Location:	ORLANDO, FL

Home town:	queens
Current & past employers:	ritz carlton
Education:	Barry University

This borrower member posted the following loan description, which has not been verified:

to pay bills

A credit bureau reported the following information about this borrower member on March 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,412.00	Public Records On File:	0
Revolving Line Utilization:	39.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 382825

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382825	$10,500	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382825. Member loan 382825 was requested on March 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	ING	Debt-to-income ratio:	9.97%
Length of employment:	5 years 8 months	Location:	Spotswood, NJ

Home town:	Spotswood
Current & past employers:	ING, Citistreet
Education:	Middlesex County College

This borrower member posted the following loan description, which has not been verified:

With this loan I am going to pay my credit card debt and car. I would love to consolidate what I owe and make one monthly payment to the Lending Club. This will free up alot of funds to make a major home purchase within the next 3 years. Thank You Daniel Groza

A credit bureau reported the following information about this borrower member on March 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,039.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382830

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382830	$20,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382830. Member loan 382830 was requested on March 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$22,500 / month
Current employer:	Kauai scuba center	Debt-to-income ratio:	9.69%
Length of employment:	1 year 3 months	Location:	Brownsville, OR

Home town:	Salt Lake City
Current & past employers:	Kauai scuba center, Phillip products
Education:	Trade College

This borrower member posted the following loan description, which has not been verified:

We are a Scuba Diving Company. In July of 2008 we aquired two other scuba diving company's. We would like to purchase new diving equipment. The equipment has a 2-3 year average life span. We would also like to have some extra capitol to further expand our adventure.

A credit bureau reported the following information about this borrower member on March 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,533.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 382835

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382835	$7,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382835. Member loan 382835 was requested on March 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	PALM BEACH GARDENS MED CTR	Debt-to-income ratio:	4.73%
Length of employment:	13 years 9 months	Location:	TEQUESTA, FL

Home town:	BIRKENHEAD
Current & past employers:	PALM BEACH GARDENS MED CTR
Education:	I.M. MARSH TEACHER TRAINING COLLEGE. NORTH STAFFORDSHIRE ROYAL INFIRMARY.

This borrower member posted the following loan description, which has not been verified:

i have found a great deal on a 2002 ford mustang for $6200. i need help to buy the car. i have put $500 to hold the car until i can get a loan. many thanks.

A credit bureau reported the following information about this borrower member on March 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1985	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	46
Revolving Credit Balance:	$40,479.00	Public Records On File:	0
Revolving Line Utilization:	8.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 382865

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382865	$7,200	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382865. Member loan 382865 was requested on March 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,662 / month
Current employer:	Nerve Contracting	Debt-to-income ratio:	22.13%
Length of employment:	14 years	Location:	New York, NY

Home town:	Mount Sinai
Current & past employers:	Nerve Contracting, Anasagasti JR
Education:

This borrower member posted the following loan description, which has not been verified:

paid off credit cards

A credit bureau reported the following information about this borrower member on March 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	68
Revolving Credit Balance:	$7,458.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382891

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382891	$20,000	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382891. Member loan 382891 was requested on March 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	nic gomez inc	Debt-to-income ratio:	18.97%
Length of employment:	4 years	Location:	sacramento, CA

Home town:	Sacramento
Current & past employers:	nic gomez inc, capitol auction inc, US Postal Service (USPS)
Education:

This borrower member posted the following loan description, which has not been verified:

i want to pay off some credit cards to get a better rate and to improve credit score

A credit bureau reported the following information about this borrower member on March 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1979	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	32
Revolving Credit Balance:	$196,841.00	Public Records On File:	0
Revolving Line Utilization:	73.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382894

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382894	$15,000	19.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382894. Member loan 382894 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,424 / month
Current employer:	Gloriam Healthcare	Debt-to-income ratio:	1.31%
Length of employment:	10 years	Location:	Beltsville, MD

Home town:	Kalamazoo
Current & past employers:	Gloriam Healthcare, U.S. security Associates
Education:	Saddleback College

This borrower member posted the following loan description, which has not been verified:

Loan amount will be used for wedding expenses.

A credit bureau reported the following information about this borrower member on March 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$369.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 382895

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382895	$12,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382895. Member loan 382895 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,000 / month
Current employer:	National Grid	Debt-to-income ratio:	18.24%
Length of employment:	46 years	Location:	Derry, NH

Home town:	Westerly
Current & past employers:	National Grid
Education:	Bryant University, Northeastern University

This borrower member posted the following loan description, which has not been verified:

Misc expenses ... ice stome damage, pay some debt down, and hold some cash until summer when expect options payout.

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1986	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	57	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$80,938.00	Public Records On File:	0
Revolving Line Utilization:	86.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382898

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382898	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382898. Member loan 382898 was requested on March 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$26,667 / month
Current employer:	Jade Holdings	Debt-to-income ratio:	14.66%
Length of employment:	8 years	Location:	Boca Raton, FL

Home town:	Patchogue
Current & past employers:	Jade Holdings, M.S. Farrell
Education:	University of Miami

This borrower member posted the following loan description, which has not been verified:

Need for upcoming surgery

A credit bureau reported the following information about this borrower member on March 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$281,393.00	Public Records On File:	0
Revolving Line Utilization:	77.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382913

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382913	$3,200	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382913. Member loan 382913 was requested on March 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Sophos	Debt-to-income ratio:	5.79%
Length of employment:	3 months	Location:	Tewksbury, MA

Home town:	Worcester
Current & past employers:	Sophos
Education:	University of Massachusetts-Dartmouth

This borrower member posted the following loan description, which has not been verified:

This is my first time trying Lending Club. I am sick of dealing with my CC companies and would like to payoff my CC debt and stop doing business with any and all CC companies. I have stable income and have had no trouble paying my debts. I'm just sick of the ever changing terms of the CC industry and want to move my debt to a better location!

A credit bureau reported the following information about this borrower member on March 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	50
Revolving Credit Balance:	$4,000.00	Public Records On File:	1
Revolving Line Utilization:	11.00%	Months Since Last Record:	58
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382919

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382919	$10,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382919. Member loan 382919 was requested on March 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Office Team	Debt-to-income ratio:	7.95%
Length of employment:	1 year	Location:	Torrance, CA

Home town:	Torrance
Current & past employers:	Office Team, Mattel Inc.
Education:	California State University Long Beach

This borrower member posted the following loan description, which has not been verified:

I need a loan to pay off my credit card debt because they have raised the apr "due to the economy" to a high rate.

A credit bureau reported the following information about this borrower member on March 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	25
Revolving Credit Balance:	$11,816.00	Public Records On File:	0
Revolving Line Utilization:	47.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382975

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382975	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382975. Member loan 382975 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$17,000 / month
Current employer:	Model N Inc	Debt-to-income ratio:	9.14%
Length of employment:	2 months	Location:	Princeton, NJ

Home town:
Current & past employers:	Model N Inc
Education:	Rutgers University at New Brunswick/Piscataway, Stevens Institute of Technology

This borrower member posted the following loan description, which has not been verified:

My wife and I currently have a personal loan paying an interest rate of 15%. We owe 22k on this loan. Our intention is to put in 10k of our own money and borrow 12k to refinance the debt and pay it off over the course off over the course of 3 years. I am employed as a management consultant (working for a firm with a large backlog of work in additional to a very healthy pipeline) and my wife is a optometrist working for a very busy office. Both of us are very well educated (I am an MBA and my wife has a doctoral degree).

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,814.00	Public Records On File:	0
Revolving Line Utilization:	29.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382987

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382987	$6,500	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382987. Member loan 382987 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	Chase	Debt-to-income ratio:	0.71%
Length of employment:	12 years	Location:	Bronx, NY

Home town:	Bronaugh
Current & past employers:	Chase
Education:	Fordham University

This borrower member posted the following loan description, which has not been verified:

Money to pay down student loans.

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	28
Revolving Credit Balance:	$20,275.00	Public Records On File:	0
Revolving Line Utilization:	49.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 383004

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383004	$8,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383004. Member loan 383004 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	PEC Corp.	Debt-to-income ratio:	19.51%
Length of employment:	1 year	Location:	Pueblo West, CO

Home town:	Gunnison
Current & past employers:	PEC Corp., United Parcel Service
Education:	Mesa State College, Metropolitan State College of Denver

This borrower member posted the following loan description, which has not been verified:

I have three credit cards that are costing my $700 a month in fees and a car loan that is costing $409 a month. I would like to close two credit card accounts and payoff car and reduce my monthly payments.

A credit bureau reported the following information about this borrower member on January 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	38
Revolving Credit Balance:	$7,936.00	Public Records On File:	0
Revolving Line Utilization:	50.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 383013

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383013	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383013. Member loan 383013 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	LENS	Debt-to-income ratio:	22.71%
Length of employment:	5 months	Location:	New York, NY

Home town:	Eau Claire
Current & past employers:	LENS, Aspen Institute, Open Society Institute, University of Virginia
Education:	University of Minnesota-Twin Cities

This borrower member posted the following loan description, which has not been verified:

My husband is 14 months away from completing a medical residency program at a hospital in New York City. We have 2 small children, and I work part-time from home. We took out loans and used low interest credit cards to help us get through medical school and the first 4 years of residency. We are now beginning to pay the cards off, slowly and miraculously. We never thought we'd see the day. The balances are, admittedly, high, but we're now getting hit with skyrocketing interest rates (18% and higher) and changes to the agreements on a daily basis. We would like to find ways of transferring the debt to lower interest accounts/loans and continue to pay down our debt, so we might qualify for a mortgage after he works as an attending physician for a few years. He is currently working at a city hospital and hopes to stay there when his residency is complete. There is very little assistance out there for residents and their families. When a resident's parents (or spouse) are unable to support fully this expensive journey through medical education, and with residents low salaries and long hours, we are looking for some help to get through the last part of a very long haul.

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,267.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 383107

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383107	$14,400	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383107. Member loan 383107 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Jani King	Debt-to-income ratio:	6.60%
Length of employment:	2 years 9 months	Location:	Lincoln Park, MI

Home town:	Michigan
Current & past employers:	Jani King
Education:	Nursing Degree

This borrower member posted the following loan description, which has not been verified:

Currently i have a personal loan at 29%. I've been making payments on time for over 15 months. I also want to pay off high interest credit cards. By getting a lower interest rate I will be able to pay off my debt faster, save money, and also improve my credit history. Please contact me for more information. Thank you

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,433.00	Public Records On File:	0
Revolving Line Utilization:	79.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 383124

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383124	$10,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383124. Member loan 383124 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	JOHN RANDOLPH	Debt-to-income ratio:	5.05%
Length of employment:	16 years	Location:	hopewell, VA

Home town:	Petersburg
Current & past employers:	JOHN RANDOLPH
Education:	Virginia State University

This borrower member posted the following loan description, which has not been verified:

I am trying to go on vacation to Jamaica this summer.

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,373.00	Public Records On File:	0
Revolving Line Utilization:	17.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 383163

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383163	$2,600	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383163. Member loan 383163 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Children's Scholarship Fund	Debt-to-income ratio:	5.30%
Length of employment:	1 year 5 months	Location:	PHILADELPHIA, PA

Home town:	Saint Paul
Current & past employers:	Children's Scholarship Fund, Pennsylvania MENTOR, Comcast Corporation, CBS Corporation
Education:	Temple University, Community College of Philadelphia, Saint Joseph's University, Camden County College

This borrower member posted the following loan description, which has not been verified:

My two remaining courses (6 credits) for my undergraduate degree are not covered by Federal Stafford Loans. I'm an independent, full-time student in my senior year at Temple University. I also work full-time as an administrative assistant at a nonprofit charity organization to support myself financially. Unfortunately, I do not have additional reserves, as my currently salary covers my rent, bills, textbooks and fees. The academic loan that I am requesting is the official tuition amount that Temple's financial services office informed me of today. Having this loan would allow me to graduate on time in August 2009, which is a personal and professional accomplishment, and a commitment that I made to myself 6 years ago.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	60
Revolving Credit Balance:	$4,620.00	Public Records On File:	0
Revolving Line Utilization:	64.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 383164

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383164	$9,925	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383164. Member loan 383164 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Beauty Mart Supplies	Debt-to-income ratio:	24.52%
Length of employment:	9 years 6 months	Location:	Snellville, GA

Home town:	Seoul
Current & past employers:	Beauty Mart Supplies
Education:	Korea University

This borrower member posted the following loan description, which has not been verified:

We have been in buisness since 1999 and since shown steady sales even during slow times. Current economic conditions gave us the opportunity to expand to a larger location within the same mall for 1/6 of the current square footage rate. This means we are able to accomodate more clients and their needs. In total, we are looking to expand our buisness size by 10 fold this summer. We forecast that we can repay the loan in less than 12 months. The funds will be used to purchase additional inventory for sale and leverage a stronger purchasing power for deep discounts from our suppliers.

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,689.00	Public Records On File:	0
Revolving Line Utilization:	69.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 383183

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383183	$6,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383183. Member loan 383183 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Self-Employed ebay loan request is to start a business	Debt-to-income ratio:	14.00%
Length of employment:	14 years	Location:	Marshalls Creek, PA

Home town:	Dover
Current & past employers:	Self-Employed ebay loan request is to start a business, eBay Inc., Office Depot
Education:	Pennsylvania State University-Main Campus, Temple University, East Stroudsburg University of Pennsylvania, Northampton County Area Community College

This borrower member posted the following loan description, which has not been verified:

The loan request is in order to purchase an ultrasonic welder. I am a sports card seller on ebay who sends cards off to a company to do such a task for me (referred to as card grading). I've been sending cards there for the last 2 years and learned this trade in and out. With the purchase of this machine, I will be able to make many times of income I already make by reducing time, costs, and additionally grading other cards of others'.

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,616.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 383188

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383188	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383188. Member loan 383188 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,048 / month
Current employer:	Ferny Properties	Debt-to-income ratio:	17.61%
Length of employment:	8 years 6 months	Location:	Fargo, MN

Home town:	Brookings
Current & past employers:	Ferny Properties
Education:	Minnesota State Community and Technical College

This borrower member posted the following loan description, which has not been verified:

I am interested in buying a tanning salon. The seller and I agreed on a price, which is $99,000. The seller will finance the business loan, but I have to come up with $20,000 to put down. -- I'm a very motivated individual who plans on working a lot to get this salon back to $175k a year. The current owners have just lost the heart and motivation to run it as they once did. This is my last hope to fulfill my dreams of being a business owner.

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,760.00	Public Records On File:	0
Revolving Line Utilization:	48.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 383228

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383228	$10,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383228. Member loan 383228 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Vera Reporting	Debt-to-income ratio:	5.59%
Length of employment:	4 years	Location:	Irving, TX

Home town:	Dallas
Current & past employers:	Vera Reporting, Linda Vera
Education:	Court Reporting Institute of Dallas

This borrower member posted the following loan description, which has not been verified:

In the market to purchase a used truck. My previous truck was stolen and has not been recovered. I am not intereseted in an new vehicle and just wish to purchase a vehicle that I can pay off quickly.

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	35	Months Since Last Delinquency:	9
Revolving Credit Balance:	$2,432.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 383255

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383255	$6,900	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383255. Member loan 383255 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,604 / month
Current employer:	The Marco Consulting Group	Debt-to-income ratio:	6.80%
Length of employment:	2 years 3 months	Location:	Bensenville, IL

Home town:	Chicago
Current & past employers:	The Marco Consulting Group
Education:	Roosevelt University

This borrower member posted the following loan description, which has not been verified:

I am puchasing a 2003 Harley Davidson Ultra Classic motorcycle. Dealer's out the door price $13898.32. My down payment is $7,000. I am looking for financing.

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1986	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	35	Months Since Last Delinquency:	17
Revolving Credit Balance:	$9,872.00	Public Records On File:	0
Revolving Line Utilization:	51.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 383266

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383266	$6,400	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383266. Member loan 383266 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Music and Arts	Debt-to-income ratio:	11.40%
Length of employment:	7 years	Location:	Gainesville, VA

Home town:
Current & past employers:	Music and Arts
Education:

This borrower member posted the following loan description, which has not been verified:

Personal Loan request

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$339.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 383307

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383307	$5,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383307. Member loan 383307 was requested on March 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Web Success	Debt-to-income ratio:	6.79%
Length of employment:	3 years	Location:	Ft. Pierce, FL

Home town:	Peru
Current & past employers:	Web Success, TC Enterprises
Education:

This borrower member posted the following loan description, which has not been verified:

We have a very profitable web design agency and are starting a new company that provides a specialized contact manager to entrepreneurs. The market is very niche and we already have customers lined up.

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,165.00	Public Records On File:	0
Revolving Line Utilization:	79.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 383345

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383345	$7,500	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383345. Member loan 383345 was requested on March 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Kit Kat Club	Debt-to-income ratio:	21.57%
Length of employment:	2 months	Location:	SAN JOSE, CA

Home town:
Current & past employers:	Kit Kat Club, The Pink Poodle
Education:

This borrower member posted the following loan description, which has not been verified:

I've struggled with body image issues all my life, and I finally want to do something that will change that. I hope to get a breast augmentation with the loan I receive from this site. I've tried other loan agencies, but because of my age and lack of credit history, I was declined.

A credit bureau reported the following information about this borrower member on March 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,132.00	Public Records On File:	0
Revolving Line Utilization:	78.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 383351

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383351	$8,875	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383351. Member loan 383351 was requested on March 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,292 / month
Current employer:	Boeing Company	Debt-to-income ratio:	24.99%
Length of employment:	3 years 5 months	Location:	Bellevue, WA

Home town:
Current & past employers:	Boeing Company
Education:

This borrower member posted the following loan description, which has not been verified:

I need to pay off my credit card which has a high interest rate.

A credit bureau reported the following information about this borrower member on March 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$122,464.00	Public Records On File:	0
Revolving Line Utilization:	87.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381727

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381727	$5,250	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381727. Member loan 381727 was requested on March 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Cardinal Glass Industries Inc	Debt-to-income ratio:	20.16%
Length of employment:	3 years 1 month	Location:	Apple Valley, MN

Home town:	Duluth
Current & past employers:	Cardinal Glass Industries Inc, Paychex
Education:	University of Minnesota-Duluth

This borrower member posted the following loan description, which has not been verified:

I am requesting the load to pay off a jewelry store charge card. I opened the account to purchase an engagement ring and woudl like to pay off the account with this loan to avoid increased interest charges.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,147.00	Public Records On File:	0
Revolving Line Utilization:	60.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382075

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382075	$9,925	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382075. Member loan 382075 was requested on March 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	MTST	Debt-to-income ratio:	7.68%
Length of employment:	4 months	Location:	SAN ANTONIO, TX

Home town:	San Antonio
Current & past employers:	MTST, WSLLC Iraq, Lorenzos Italian Restaurant
Education:	Stephen F Austin State University

This borrower member posted the following loan description, which has not been verified:

I'm 30yo and have no history of long term loans to purchase a vehicle.

A credit bureau reported the following information about this borrower member on March 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	37	Months Since Last Delinquency:	22
Revolving Credit Balance:	$6,443.00	Public Records On File:	0
Revolving Line Utilization:	83.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 382680

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382680	$1,500	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382680. Member loan 382680 was requested on March 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,070 / month
Current employer:	Medical Solutions of Arkansas, LLC.	Debt-to-income ratio:	14.73%
Length of employment:	2 years 1 month	Location:	Jonesboro, AR

Home town:	Honolulu
Current & past employers:	Medical Solutions of Arkansas, LLC.
Education:	Arkansas State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Personal loan

A credit bureau reported the following information about this borrower member on March 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,130.00	Public Records On File:	0
Revolving Line Utilization:	12.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 382965

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382965	$2,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382965. Member loan 382965 was requested on March 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Southwest Airlines	Debt-to-income ratio:	22.99%
Length of employment:	13 years 5 months	Location:	RANCHO SANTA MARGARITA, CA

Home town:	Bellflower
Current & past employers:	Southwest Airlines, CVS Caremark Corp.
Education:	Santa Monica College

This borrower member posted the following loan description, which has not been verified:

To Whom this may concern, On Jan. 9th I had an outpatient procedure to fix a problem with my toes, and was off work for longer than expected. As a result I'm a little behind on getting paid and paying my medical bills. I'm back to work, and working twice the hours that I normally do to make up for the lost time. Unfortunately I won't see the pay off until my May 20th. paycheck. I'm requesting this loan to help me pay off my bills until I get back where I need to be financially, which will be in a couple of months. Although I requested this loan for a one year term, I plan to pay off the complete balance by September 2009. Thank you so much... Sincerely, Ada Fuentes

A credit bureau reported the following information about this borrower member on March 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	67
Revolving Credit Balance:	$6,712.00	Public Records On File:	0
Revolving Line Utilization:	64.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 383364

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383364	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383364. Member loan 383364 was requested on March 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,750 / month
Current employer:	The Judge Group	Debt-to-income ratio:	19.24%
Length of employment:	26 years	Location:	BLUE BELL, PA

Home town:	Norristown
Current & past employers:	The Judge Group
Education:	Villanova University, Temple University

This borrower member posted the following loan description, which has not been verified:

I'm looking to take some high interest credit cards and get it down to just one payment per month.

A credit bureau reported the following information about this borrower member on March 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1968	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	72
Revolving Credit Balance:	$40,761.00	Public Records On File:	0
Revolving Line Utilization:	65.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 383368

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383368	$9,325	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383368. Member loan 383368 was requested on March 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,564 / month
Current employer:	VA Hospital	Debt-to-income ratio:	20.04%
Length of employment:	1 year	Location:	Lugoff, SC

Home town:	High Point
Current & past employers:	VA Hospital, United States Marine Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Combine car loan and credit card debt

A credit bureau reported the following information about this borrower member on March 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,197.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 383515

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383515	$20,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383515. Member loan 383515 was requested on March 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	CBD College	Debt-to-income ratio:	4.78%
Length of employment:	8 years 2 months	Location:	Glendale, CA

Home town:	Yerevan
Current & past employers:	CBD College
Education:	Yerevan State University

This borrower member posted the following loan description, which has not been verified:

Hello everyone... After 10 long years a loving mother would like to travel overseas to visit her daughter and grandchildren . I have miss them so much ... This would be a dream vacation for me... I?m a very responsible individual. My job is secure and stable. Thank you in advance.

A credit bureau reported the following information about this borrower member on March 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	47
Revolving Credit Balance:	$972.00	Public Records On File:	0
Revolving Line Utilization:	2.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 383526

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383526	$4,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383526. Member loan 383526 was requested on March 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,400 / month
Current employer:	Fourth Wall Marketing	Debt-to-income ratio:	0.59%
Length of employment:	1 year 5 months	Location:	Los Angeles, CA

Home town:	Vancouver
Current & past employers:	Fourth Wall Marketing, Polygon Homes, Real Estate Board of Greater Vancouver
Education:	Yale University, Stanford University

This borrower member posted the following loan description, which has not been verified:

I'm setting up a home office to build up a side business in addition to my day job as a marketing communications manager. I'm looking to buy office furnishings and a new computer. I'll be doing web writing, as there is a lot of demand right now, and I've made a good additional income doing this in the past. I have strong credit (745 FICO last time I checked) but would prefer not to use credit cards for these purchases. I am very responsible and have never made late payments on credit cards or loans. I anticipate paying this loan off in 12-18 months, no more.

A credit bureau reported the following information about this borrower member on March 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$630.00	Public Records On File:	0
Revolving Line Utilization:	7.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 383564

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383564	$6,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383564. Member loan 383564 was requested on March 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Crozer Hospital	Debt-to-income ratio:	8.28%
Length of employment:	1 year	Location:	middletown, DE

Home town:	Wilmington
Current & past employers:	Crozer Hospital, glasgow medical aid unit, mercy hospital of philadelphia
Education:	Drexel University

This borrower member posted the following loan description, which has not been verified:

looking for 6000 dollars to purchase a big item...

A credit bureau reported the following information about this borrower member on March 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	43	Months Since Last Delinquency:	10
Revolving Credit Balance:	$13,841.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 383639

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383639	$20,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383639. Member loan 383639 was requested on March 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,858 / month
Current employer:	UCSF	Debt-to-income ratio:	5.94%
Length of employment:	10 years 4 months	Location:	daly city, CA

Home town:
Current & past employers:	UCSF
Education:

This borrower member posted the following loan description, which has not been verified:

We'll here's the skinny I'm a single mom of two 12 and 7 years old. Everything around me is increasing except my salary. I try my best to pay off debt but with interest rates so high it's hard to get it paid down. I feel having everything on one bill will improve my monthly budget and a lower interest rate will free up money faster for my kids future. Thanks

A credit bureau reported the following information about this borrower member on March 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,134.00	Public Records On File:	0
Revolving Line Utilization:	80.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Posting Report Supplement No. 150 dated March 11, 2009